CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated August 13, 1997, relating to the financial statements and financial highlights appearing in the June 30, 1997 Annual Report of the U.S. Treasury Securities Cash, U.S. Government Securities Savings, United Services Near-Term Tax Free, U.S. Tax Free, U.S. Income, U.S. All American Equity, U.S. Real Estate, China Region Opportunity, U.S. Global Resources, U.S. World Gold, and U.S. Gold Shares Funds, separate funds of U.S. Global Investors Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Antonio, Texas
October 30, 1997